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                                                              Exhibit 10.24.1

[LOGO] BANK OF AMERICA                                 AMENDMENT TO DOCUMENTS
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                  AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

   This Amendment No. 1 (the "Amendment") dated as of February 28, 1997, is between Bank of America National Trust and Savings Association (the "Bank") and Natural Wonders, Inc. (the "Borrower").

                                  RECITALS

   A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of March 28, 1996 (the "Agreement").

   B. The Bank and the Borrower desire to amend the Agreement.

                                  AGREEMENT

   1. DEFINITIONS.   Capitalized terms used but not defined in this Amendment
shall have the meaning given to them in the Agreement.

   2. AMENDMENTS.    The Agreement is hereby amended as follows:

      2.1 Paragraph 1.2 is amended to change the date "July 1, 1997" to "June 1, 1998".

      2.2 The first sentence of Paragraph 10.7 is amended in its entirety as follows:

            Not to spend or incur obligations (including the total amount of any capital leases) for more than Eight Million Dollars ($8,000,000) in any single fiscal year to acquire fixed or capital assets.

      2.3   Paragraph 10.8 is amended and shall read as follows in its entirety:

            10.8 DIVIDENDS. Not to declare or pay any dividends on any of its shares except dividends payable in capital stock of the Borrower, and not to purchase, redeem or otherwise acquire for value any of its shares in an amount exceeding Two Million Dollars ($2,000,000) in any single fiscal year of the Borrower, and not to create any sinking fund in relation thereto.

      2.4 Paragraph 10.10 is amended to change the date "December 1, 1996" to "December 1, 1997" and to change the date "January 31, 1997" to "January 31, 1998".

      2.5 Paragraph 10.20(e) is amended and shall read as follows in its entirety:

            (e) acquire or purchase a business or its assets. Provided, however, that the Borrower may acquire certain assets of What A World!, Inc. for a consideration not greater than Seven Hundred Fifty Thousand Dollars ($750,000). It is further provided that the Borrower shall not assume any of the liabilities of What A World!, Inc. except for current stores leases, which shall be paid current upon the date the Borrower assumes such leases.

      2.6 New Paragraphs 10.21 and 10.22 are added and shall read as follows in their entirety:

            10.21 PROFITABILITY. To achieve as of the end of the quarterly accounting period ending January 31, 1998, a positive net income before taxes and extraordinary items at least equal to Thirteen Million Seven Hundred Fifty Thousand Dollars ($13,750,000).

            10.22 MAXIMUM LOSS. Not to achieve any loss greater than the amounts indicated for each quarterly accounting period specified below:

                  Period                        Maximum Amount of Loss
                  ------                        ----------------------

                  On May 3, 1997                   [$ 4,000,000]
                  On August 2, 1997                [$ 2,500,000]
                  On November 1, 1997              [$ 3,500,000]

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AmendL (10/92)                         -1-                        012325-T2010

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   3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

      This Amendment is executed as of the date stated at the beginning of this Amendment.



BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION         NATURAL WONDERS, INC.


X /s/ Chris P. Giannotti                       X /s/ Michael J. Waide
 -------------------------------------          ------------------------------
BY: CHRIS P. GIANNOTTI,                        BY: Michael J. Waide
    VICE PRESIDENT                                 Senior Vice President,
                                                   Finance
                                                   Chief Financial Officer


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AmendL (10/92)                         -2-                        012325-T2010